UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2021

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759			65-0949535
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.10 per share	VGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On June 21, 2021, the Board of Directors (“Board”) of Vector Group Ltd. (“Vector”), upon recommendation of the Corporate Governance and Nominating Committee, increased the size of the Board from nine directors to ten directors and appointed Wilson L. White as a director to fill the vacant position, effective immediately.

Wilson L. White, age 40, is currently Senior Director of Government Affairs & Public Policy at Google, a subsidiary of Alphabet Inc. (NASDAQ: GOOG, GOOGL), where he is the global policy lead for Google’s Android, Hardware and Ads businesses. In addition to his employment at Google, Mr. White is engaged in numerous philanthropic and community activities. He serves as Board Chair of the Black Bank Fund, which aims to raise and invest $250 million into Black banks throughout the United States by 2025. Mr. White also serves on the Boards of the University of North Carolina School of Law Foundation and the South Carolina Governor’s School for Science & Mathematics Foundation. Mr. White earned a Bachelor of Science in Computer Engineering from North Carolina State University, where he was a Park Scholar, and received his Juris Doctor, with honors, from the University of North Carolina at Chapel Hill. Prior to being named to his current position in 2013, he served as Patent Litigation Counsel at Google from 2011 to 2013 and was a Senior Associate at Kilpatrick Townsend & Stockton LLP from 2007 to 2011. He also served as a judicial law clerk to the Honorable Alexander Williams, Jr. of the U.S. District Court of Maryland from 2006 to 2007.

The Board has determined that Mr. White is an independent director within the meaning of the rules and regulations of the New York Stock Exchange. For serving as a director, Mr. White will receive a cash retainer in the amount of $2,000, which is prorated for his service from June 21, 2021 to June 30, 2021, and, thereafter, a cash retainer in accordance with the current cash compensation schedule for Vector’s non-employee directors. In addition, Mr. White was awarded 3,500 restricted shares of the Company’s common stock, which will vest on June 21, 2022.

There are no arrangements or understandings between Mr. White and any other person pursuant to which he was appointed to serve as a director. Mr. White is financially literate under standards of the New York Stock Exchange and was appointed to serve on the Audit Committee of the Board. Vector is not aware of any transaction involving Mr. White requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: June 23, 2021